Exhibit 99.2

October 30, 2009

Deltek, Inc.

13880 Dulles Corner Lane

Herndon, VA 20171

Attn: Chairman, President and Chief Executive Officer

Re:	Waiver of Shareholders’ Agreement Restrictions

Dear Kevin:

Reference is made to the Shareholders’ Agreement, dated as of April 22, 2005 (as it has been and may be amended from time to time, the “Shareholders’ Agreement”), by and among Deltek, Inc., a Delaware corporation (formerly Deltek Systems, Inc., a Virginia corporation) (the “Company”), the shareholders of the Company listed on the signature pages to the Shareholders’ Agreement and, with respect to Sections 3.3 and 3.4 thereof, New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P. and Allegheny New Mountain Partners, L.P. (collectively, the “NMP Entities”). This letter is to confirm our agreement as follows:

1. Each of the Company and the NMP Entities hereby waives any compliance by the Company’s employees (other than the Chief Executive Officer of the Company) who are “Covered Persons”, as defined in the Shareholders’ Agreement, with Section 3.5 of the Shareholders’ Agreement.

2. In all other respects, the Shareholders’ Agreement shall remain in full force and effect in accordance with their respective terms.

If the foregoing corresponds to your understanding of our agreement, please sign this letter and the enclosed copy in the space provided and return one copy to us.

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Very truly yours,

NEW MOUNTAIN PARTNERS II, L.P.

By:	New Mountain Investments II, L.L.C., its general partner

	By:	/s/ Steven B. Klinsky
		Name:	Steven B. Klinsky
		Title:	Managing Member

NEW MOUNTAIN AFFILIATED INVESTORS II, L.P.

By:	New Mountain Investments II, L.L.C., its general partner

	By:	/s/ Steven B. Klinsky
		Name:	Steven B. Klinsky
		Title:	Managing Member

ALLEGHENY NEW MOUNTAIN PARTNERS, L.P.

By:	New Mountain Investments II, L.L.C., its general partner

	By:	/s/ Steven B. Klinsky
		Name:	Steven B. Klinsky
		Title:	Managing Member

ACKNOWLEDGED AND AGREED TO AS OF THE DATE FIRST WRITTEN ABOVE

DELTEK, INC.

By:	/s/ Kevin Parker
Name:	Kevin Parker
Title:	Chairman, President and Chief Executive Officer